SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2006 (January 16, 2006)

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way

Wayne, New Jersey 07470

(Address of principal executive offices)

Registrant’s telephone number, including area of service (973) 617-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure.

The Transaction

On January 16, 2006, Toys “R” Us Limited (“Toys Limited”) and Toys “R” Us Properties (UK) Limited (“Toys Properties”), two indirect subsidiaries of Toys “R” Us, Inc. (the “Company”), together with Vanwall Finance PLC (the “Issuer”), a special purpose vehicle incorporated under the laws of England and Wales for the limited purposes of issuing commercial mortgage backed floating rate notes and entering into a Credit Agreement (as defined below) with Toys Properties, commenced marketing outside of the United States of an offering of multiple classes of commercial mortgage backed floating rate notes (the “Notes”) aggregating an estimated £355.8 million (U.S.$626.2 million)(1). The terms of the Notes, including the final amount, will be confirmed following the marketing period. The Issuer will utilize the proceeds of the issue of Notes to (i) fund an initial senior loan (the “Senior Loan”) to Toys Properties pursuant to the terms of a credit agreement (the “Credit Agreement”) to be entered into on or about the date on which the Notes are issued and (ii) deposit a specified amount into a pre-funding account in the name of the Issuer to be applied by the Issuer in the form of a further loan to Toys Properties in respect of the acquisition of a certain property in Cardiff, Wales upon the satisfaction of various terms and conditions.

In connection with the above transaction, Toys Limited and Toys “R” Us Properties Limited, an indirect subsidiary of the Company, will sell to Toys Properties by way of an inter-company transfer 29 stores and one distribution center (the “Properties”) having an aggregate market value of £493.2 million (U.S.$868.0 million) (based on a valuation of an independent real estate firm) and lease those properties back pursuant to operating leases. Toys Properties will fund the acquisition of the Properties in part with the proceeds of the Senior Loan as well as with the proceeds of a junior loan in an estimated amount of up to £79 million (U.S.$139.0 million) expected to be made on or after the closing date under the Credit Agreement. The remainder of the acquisition will be funded by subordinated inter-company debt. On a Company consolidated basis, the transfer of assets between companies under common control will not result in the recognition of income or loss as it relates to this transaction. Toys Limited and Toys “R” Us Properties Limited intend to use the proceeds from these sales to repay indebtedness under the European bridge facility. The obligations of Toys Properties under the Credit Agreement and other related documents will be secured by a floating charge over all of Toys Properties’ assets and security over each of the Properties and related interests and assets. In addition, Toys “R” Us Holdings Limited will grant a mortgage over all of the shares it owns in Toys Properties and a lien over all related rights.

The above-mentioned transactions are expected to close in early February 2006.

The Notes have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The investor presentation or the preliminary offering circular for the transaction include the following information regarding the Company’s U.K. operations:

Overview of Toys “R” Us UK Business

Toys Limited is the main operating company of the Toys “R” Us business in the United Kingdom (“Toys “R” Us UK”). Toys “R” Us UK operates 68 stores throughout the United Kingdom, with retail locations in England, Wales, Scotland and Northern Ireland. Toys “R” Us UK has maintained, in recent years, and continues to hold the No. 1 market share position based on net sales in the US$3 billion toy category in the United Kingdom.(2)

(1)	Amounts in this section have been converted from local currency (£) to U.S. dollars based on the January 17, 2006 exchange rate of £1.00=U.S.$1.76.
(2)	Market share information as at December 31, 2004.

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Overview of Historical Financial Data of the Toys “R” Us UK Business

Toys “R” Us UK’s net sales were £511.8 million (U.S.$966.3 million) and £501.0 million for the fiscal year ended January 29, 2005 and the fiscal year ended January 31, 2004, respectively. Toys “R” Us UK generated EBITDA of £73.6 million (U.S.$139.0 million) and £63.8 million for the fiscal year ended January 29, 2005 and the fiscal year ended January 31, 2004, respectively. The Company’s operations in Continental Europe for the fiscal year ended January 29, 2005 generated net sales of U.S.$1,295.3 million and EBITDA of U.S.$115.4 million, respectively. In addition, Toys “R” Us UK’s net sales and EBITDA for the fiscal year ended January 28, 2006 are projected to be £517.8 million and £60.9 million, respectively. The foregoing net sales and EBITDA data for Toys “R” Us UK reflect the contribution of all U.K. stores, including the 29 stores that are being sold in the transaction. See “The Transaction” above. The foregoing results for the fiscal year ended January 29, 2005 have been converted from local currency (£) to U.S. dollars based on the January 29, 2005 exchange rate of £1.00=U.S.$1.8881 for Toys “R” Us UK and from local currency (Euros) to U.S. dollars based on the January 29, 2005 exchange rate of €1.00=U.S.$1.3038 for Continental Europe. The foregoing historical data for Toys “R” Us UK is derived from the consolidated audited statutory accounts and underlying financial records of Toys “R” Us Holdings Limited (formerly Toys “R” Us Holdings PLC) and its subsidiaries (including Toys Limited) for the relevant financial periods. This historical financial information differs from audited statutory accounts in that it is prepared under US GAAP.

EBITDA, a measure used by management to measure operating performance, is defined as operating earnings (earnings before interest and taxes) plus depreciation and amortization. Management evaluates segment and region results on the basis of operating earnings. Management does not allocate interest expense to the operating segments or regions, does not compute taxes at the segment or region level, and does not use or calculate net income to evaluate segment or region results. The EBITDA data excludes all corporate overhead charges that are not directly allocated to individual regions. EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to operating earnings as a measure of operating performance. Management uses EBITDA to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the Toys “R” Us UK business. Because not all companies use identical calculations, these presentations of EBITDA may not be comparable to other similarly titled measures of other companies.

EBITDA is calculated as follows:

	Toys “R” Us UK				Toys “R” Us – Continental Europe
	(in millions)
	Fiscal Year Ended January 31, 2004	Fiscal Year Ended January 29, 2005		Fiscal Year Ended January 28, 2006 (Projected)	Fiscal Year Ended January 29, 2005
Operating earnings	£54.9	£64.1		£51.0	U.S.$	83.4
Add back:
Depreciation	8.9	9.5		9.9		32.0

EBITDA	£63.8	£73.6	(1)	£60.9	U.S.$	115.4

(1)	Includes certain one-off transactions, such as real estate gains of £4.7 million in the aggregate.

Overview of Toys “R” Us UK’s 2005 Holiday Sales

Toys “R” Us UK’s 2005 holiday sales figures showed positive growth despite a difficult time for retailing in the United Kingdom, with Toys Limited showing net sales growth of 2.6% for the nine weeks

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ended December 31, 2005 and 6.6% for the five weeks ended December 31, 2005, in each case as compared to the comparable prior year period.

This Current Report on Form 8-K contains “forward looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases, such as “project,” “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” “will,” “may,” and similar words or phrases. These statements discuss, among other things, the expected size and timing of the above-mentioned transactions and the projected net sales and EBITDA results for Toys “R” Us UK for the fiscal year ended January 28, 2006. These statements are subject to risks, uncertainties, and other factors, including, among others, risks, uncertainties and factors set forth in our reports and documents filed with the United States Securities and Exchange Commission (which reports and documents should be read in conjunction with this Current Report on Form 8-K). We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYS “R” US, INC.
(Registrant)

Date: January 17, 2006	By:	/s/ Raymond L. Arthur
	Name:	Raymond L. Arthur
	Title:	Executive Vice President – Chief Financial Officer

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